Exhibit 99.1

January 29, 2020
Phoenix, Arizona

Knight-Swift Transportation Holdings Inc. Reports Fourth Quarter 2019 Revenue and Earnings
Knight-Swift Transportation Holdings Inc. (NYSE: KNX) ("Knight-Swift" or "the Company"), North America's largest truckload transportation company, today reported fourth quarter 2019 net income attributable to Knight-Swift of $67.4 million and Adjusted Net Income Attributable to Knight-Swift of $93.5 million. We reported GAAP earnings per diluted share of $0.39 for the fourth quarter of 2019, compared to $0.86 for the fourth quarter of 2018. Our Adjusted EPS was $0.55 for the fourth quarter of 2019, which includes a $20.3 million pre-tax adjustment related to additional legal accruals, as compared to the fourth quarter of 2018 when our Adjusted EPS was $0.93.

Key Financial Highlights
During the fourth quarter of 2019, our Trucking segment achieved an Adjusted Operating Ratio of 86.2%, as we continue generating meaningful free cash flow, further reducing debt and lease obligations, focusing on the fundamentals of our business, and identifying strategic opportunities to propel our company forward into the coming years. While the truckload freight environment remains competitive, evidence of capacity rationalization is mounting, including impacts from trucking company business failures, lower Class 8 new truck orders, further weakening of Class 8 used tractor values, growing Class 8 used inventories, and contraction in trucking employment. Capacity rationalization may further accelerate given the mild freight seasonality that is typical in the first quarter, significant insurance cost inflation, and the new regulatory introduction of the CDL Drug and Alcohol Clearinghouse, which we believe will foster a more favorable freight environment in the second half of 2020. Despite a more difficult freight environment in 2019, the Adjusted Operating Ratio within our Trucking segment increased by only 120 basis points to 86.5% for full-year 2019, compared to 85.3% for full-year 2018.
The oversupply of truckload capacity in the freight market resulted in greater than expected pressure on revenue per loaded mile, excluding fuel surcharge and intersegment transactions, which decreased by 6.3% from the fourth quarter of 2018 to the fourth quarter of 2019. We also continued to experience increased competition in the intermodal market, which led to a 9.4% reduction in volume and 10.2% less revenue per load year-over-year. The reduced revenues from these factors resulted in a 51.8% decrease in consolidated operating income, compared to the same quarter of last year. Our Logistics segment generated a 93.0% Adjusted Operating Ratio in the fourth quarter of 2019, which represents a year-over-year increase of 360 basis points, despite a sequential improvement of 260 basis points.

Knight-Swift Consolidated Results	Quarter-to-Date December 31,
	2019	2018	Change
	(Dollars in thousands, except per share data)
Total revenue	$1,196,810	$1,394,640	(14.2%)
Revenue, excluding trucking fuel surcharge ¹	$1,085,412	$1,264,585	(14.2%)
Operating income	$99,593	$206,777	(51.8%)
Adjusted Operating Income ²	$131,969	$221,658	(40.5%)
Net income attributable to Knight-Swift	$67,444	$151,696	(55.5%)
Adjusted Net Income Attributable to Knight-Swift ²	$93,472	$162,856	(42.6%)
Earnings per diluted share	$0.39	$0.86	(54.7%)
Adjusted EPS ²	$0.55	$0.93	(40.9%)

1	See Note 2 to the Condensed Consolidated Statements of Comprehensive Income in the schedules following this release.

2	See GAAP to non-GAAP reconciliation in the schedules following this release.

Income Taxes — The effective tax rate was 27.2% for the fourth quarter of 2019 and 25.0% for the fourth quarter of 2018. An effective tax rate of 25.3% was applied in our fourth quarter 2019 Adjusted EPS calculation to normalize permanent differences pertaining to a Value Added Tax ("VAT") adjustment within Swift's Mexico operations. The adjustment was the result of regulatory changes in Mexico and pertains to pre-2017 Merger2 VAT receivables from 2016 and prior years that have been deemed unrecoverable as of December 31, 2019. We expect the full-year 2020 effective tax rate to be in the range of 25.5% to 27.0%, before discrete items.
Dividend — The Company previously announced a quarterly cash dividend of $0.06 per share to stockholders of record on December 3, 2019, which was paid on December 27, 2019.
Specific Adjustments
During the fourth quarter of 2019, we incurred $20.3 million in additional legal costs (before taxes) within the non-reportable segments, reflecting revised estimates for various pre-2017 Merger legal matters which were previously disclosed by Swift. This is included in “Miscellaneous operating expenses” in the condensed consolidated statements of comprehensive income.
We recognized $1.3 million in impairment charges in the fourth quarter of 2019, which was associated with certain revenue equipment technology, warehousing equipment no longer in use, and certain Swift legacy trailer models as a result of a softer used equipment market. The impairments were recorded across various segments, depending on the nature of the impairment.

Segment Financial Performance
Segment Recast — As previously disclosed, the Company reorganized its reportable segments during the first quarter of 2019. Accordingly, throughout this release, the prior period segment information has been recast to align with the current period presentation.
Trucking Segment

	Quarter-to-Date December 31,
	2019	2018 (recast)	Change
	(Dollars in thousands)
Revenue, excluding fuel surcharge and intersegment transactions	$861,428	$969,942	(11.2%)
Operating income	$118,393	$183,318	(35.4%)
Adjusted Operating Income ¹	$118,952	$185,307	(35.8%)
Operating ratio	87.8%	83.3%	450	bps
Adjusted Operating Ratio ¹	86.2%	80.9%	530	bps

1	See GAAP to non-GAAP reconciliation in the schedules following this release.
The Adjusted Operating Ratio within our Trucking segment (which includes our irregular route, dedicated, refrigerated, expedited, flatbed, and cross border operations across our brands) increased to 86.2% in the fourth quarter of 2019 from 80.9% in the same quarter last year, resulting in a 35.8% decrease in Adjusted Operating Income. Average revenue per tractor decreased by 10.6% as a result of a 5.4% decrease in miles per tractor and a 6.3% decrease in revenue per loaded mile, excluding fuel surcharge and intersegment transactions. Knight's trucking operating segment and Swift's truckload operating segment generated Adjusted Operating Ratios of 88.2% and 84.2%, respectively, in the fourth quarter of 2019. The two operating segments continued to approach parity throughout the year, with Knight trucking producing an 83.7% Adjusted Operating Ratio and Swift truckload operating within 150 basis points of Knight at an 85.2% Adjusted Operating Ratio for full-year 2019.
________

2	Swift Transportation Company merged with Knight Transportation, Inc. on September 8, 2017, pursuant to an Agreement and Plan of Merger, dated as of April 9, 2017 (the "2017 Merger").

2

Logistics Segment

	Quarter-to-Date December 31,
	2019	2018 (recast)	Change
	(Dollars in thousands)
Revenue, excluding intersegment transactions	$92,757	$132,821	(30.2%)
Operating income	$5,873	$13,266	(55.7%)
Adjusted Operating Income ¹	$6,494	$14,060	(53.8%)
Operating ratio	93.8%	90.1%	370	bps
Adjusted Operating Ratio ¹	93.0%	89.4%	360	bps

1	See GAAP to non-GAAP reconciliation in the schedules following this release.
Adjusted Operating Ratio in the Logistics segment (which primarily consists of our Knight and Swift brokerage services) increased to 93.0% in the fourth quarter of 2019 from 89.4% in the fourth quarter of 2018.
Brokerage-only — Brokerage gross margin decreased to 15.5% in the fourth quarter of 2019 from 18.3% in the fourth quarter of 2018. A 23.9% decrease in brokerage load volumes and a 9.0% decrease in brokerage revenue per load, resulted in a 30.8% decrease in brokerage revenue, excluding intersegment transactions. Despite a competitive market, we achieved an 11.5% sequential increase in brokerage revenue, excluding intersegment transactions.
Intermodal Segment

	Quarter-to-Date December 31,
	2019	2018 (recast)	Change
	(Dollars in thousands)
Revenue, excluding intersegment transactions	$111,816	$137,472	(18.7%)
Operating income	$600	$13,156	(95.4%)
Adjusted Operating Income ¹	$600	$13,201	(95.5%)
Operating ratio	99.5%	90.5%	900	bps
Adjusted Operating Ratio ¹	99.5%	90.4%	910	bps

1	See GAAP to non-GAAP reconciliation in the schedules following this release.
During the fourth quarter of 2019, our Intermodal segment produced an Adjusted Operating Ratio of 99.5%, compared to 90.4% during the fourth quarter of 2018. Continued market pressures contributed to an 18.7% decrease in revenue, excluding intersegment transactions, as revenue per load decreased 10.2% and load counts decreased 9.4%. On a sequential basis, Adjusted Operating Ratio improved by 290 basis points and load counts grew by 1.9%. We are focused on increasing load volumes with a diversified customer base, while improving our cost structure through reduced rail and drayage expenses.
Non-reportable Segments

	Quarter-to-Date December 31,
	2019	2018 (recast)	Change
	(Dollars in thousands)
Total revenue	$32,824	$38,551	(14.9%)
Operating loss	$(25,273)	$(2,963)	753.0%

The non-reportable segments include support services provided to our customers and independent contractors (including repair and maintenance shop services, equipment leasing, warranty services, and insurance), trailer parts manufacturing, as well as certain corporate expenses (such as legal settlements and accruals and $10.3 million in quarterly amortization of intangibles related to the 2017 Merger). The decrease in total revenue was driven by a decrease in leasing and insurance activities with independent contractors. Operating loss in the fourth quarter of 2019 includes $20.3 million in additional legal costs (before taxes), reflecting revised estimates for various pre-2017 Merger legal matters which were previously disclosed by Swift.

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Consolidated Liquidity, Capital Resources, and Earnings Guidance
Cash Flow Sources (Uses) 1

	Year-to-Date December 31,
	2019	2018	Change
	(In thousands)
Net cash provided by operating activities	$839,594	$881,977	$(42,383)
Net cash used in investing activities	(583,706)	(647,292)	63,586
Net cash used in financing activities	(184,636)	(255,442)	70,806
Net increase (decrease) in cash, restricted cash, and equivalents ²	$71,252	$(20,757)	$92,009
Net capital expenditures	$(569,837)	$(530,176)	$(39,661)

1
The reported results do not include the results of operations of Abilene and its subsidiaries on and prior to its acquisition by Knight on March 16, 2018, in accordance with the accounting treatment applicable to the transaction (the "Abilene Acquisition").

2
"Net increase (decrease) in cash, restricted cash, and equivalents" is derived from changes within "Cash and cash equivalents," "Cash and cash equivalents – restricted," and the long-term portion of restricted cash included in "Other long-term assets" in the condensed consolidated balance sheets.

Liquidity and Capitalization — As of December 31, 2019, we had a balance of $675.6 million of unrestricted cash and available liquidity and $5.7 billion of stockholders' equity. The face value of our debt, net of unrestricted cash ("Net Debt") was $759.5 million as of December 31, 2019. Free cash flow in 2019 was $269.8 million (computed as net cash provided by operating activities, less net capital expenditures). We generated $839.6 million in operating cash flows, reduced Net Debt by $87.9 million, reduced our operating lease liabilities by $111.9 million3, repurchased $86.9 million worth of our common stock, and returned $41.4 million to our stockholders in the form of quarterly dividends in 2019. We remain committed to a strong capital structure, which we believe will position us for long-term success and enable us to pursue further opportunities for organic growth, growth through acquisitions, and other capital allocation opportunities.
Equipment and Capital Expenditures — Gain on sale of revenue equipment decreased to $5.0 million in the fourth quarter of 2019, compared to $9.4 million in the same quarter of 2018. Capital expenditures, net of disposal proceeds, were $112.0 million for the fourth quarter of 2019 and $569.8 million for full-year 2019. We reduced the average age of our tractor fleet to 1.9 years in the fourth quarter of 2019 from 2.2 years in the fourth quarter of 2018. We expect that net capital expenditures will be in the range of $550.0 million – $575.0 million for full-year 2020, primarily representing replacements of existing tractors and trailers, as well as investment in our terminal network and driver amenities. We plan to continue funding purchases primarily with cash and borrowing under our revolving credit facility.
Guidance — We now expect the Adjusted EPS4 for the first quarter of 2020 will range from $0.35 to $0.38 (which is an update from our previously-announced expectation of $0.42 to $0.46). Beginning in 2020, we have changed our approach from providing quarterly guidance to providing full-year guidance for periods subsequent to the first quarter of 2020. We expect the Adjusted EPS4  for full-year 2020 will range from $2.00 to $2.15. Our expected Adjusted EPS ranges are based on the current truckload market, recent trends, and the current beliefs, assumptions, and expectations of management (including those referenced in the fourth quarter 2019 earnings presentation posted on our website).
The factors described under "Forward-Looking Statements," among others, could cause actual results to materially vary from this guidance. Further, we cannot estimate on a forward-looking basis, the impact of certain income and expense items on our earnings per share, because these items, which could be significant, may be infrequent, are difficult to predict, and may be highly variable. As a result, we do not provide a corresponding GAAP measure for, or reconciliation to, our Adjusted EPS guidance.
________

3
See Note 2 to the condensed consolidated balance sheets regarding the Company's adoption of the Financial Accounting Standards Board's recently issued lease standard (Accounting Standards Codification ("ASC") Topic 842, Leases).

4
Our calculation of Adjusted EPS starts with US GAAP diluted earnings per share and adds back the after-tax impact of intangible asset amortization (which is expected to be approximately $0.05 for the first quarter of 2020 and $0.20 for full-year 2020), as well as noncash impairments and certain other unusual noncash items, if any.

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Other Information

About Knight-Swift
Knight-Swift Transportation Holdings Inc. is a provider of multiple truckload transportation and logistics services using a nationwide network of business units and terminals in the United States and Mexico to serve customers throughout North America. In addition to operating the country's largest tractor fleet, Knight-Swift also contracts with third-party equipment providers to provide a broad range of truckload services to its customers while creating quality driving jobs for our driving associates and successful business opportunities for independent contractors.

Investor Relations Contact Information
David A. Jackson, President and Chief Executive Officer, or Adam W. Miller, Chief Financial Officer: (602) 606-6349

Forward-Looking Statements
This press release contains statements that may constitute forward-looking statements, which are based on information currently available, usually identified by words such as "anticipates," "believes," "estimates," "plans,'' "projects," "expects," "hopes," "intends," "strategy," ''focus," "outlook," "will," "could," "should," "may," "continue," or similar expressions, which speak only as of the date the statement was made. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical or current fact, are statements that could be deemed forward-looking statements, including without limitation: any projections of or guidance regarding earnings, earnings per share, revenues, cash flows, dividends, capital expenditures, or other financial items; any statement of plans, strategies, and objectives of management for future operations; any statements concerning proposed acquisition plans, new services or developments; any statements regarding future economic, industry, or Company conditions or performance; and any statements of belief and any statement of assumptions underlying any of the foregoing.  In this press release, such statements include, but are not limited to, statements concerning:

•	any projections of or guidance regarding earnings, earnings per share, Adjusted EPS, revenues, cash flows, dividends, capital expenditures, or other financial items,

•	expectations regarding future demand, truckload capacity, and the overall freight environment,

•	future effective tax rates,

•	future performance of our reportable segments, including cost structure and load volumes within our Intermodal segment,

•	future capital structure, capital allocation, and growth strategies and opportunities, and

•	future capital expenditures, including funding of capital expenditures.
Such forward-looking statements are inherently uncertain, and are based upon the current beliefs, assumptions, and expectations of management and current market conditions, which are subject to significant risks and uncertainties as set forth in the Risk Factors section of Knight-Swift's Annual Report on Form 10-K for the year ended December 31, 2018 and various disclosures in our press releases, stockholder reports, and other filings with the SEC.

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Financial Statements

Condensed Consolidated Statements of Comprehensive Income (Unaudited) [1]

	Quarter-to-Date December 31,		Year-to-Date December 31,
	2019	2018	2019	2018
	(In thousands, except per share data)
Revenue:
Revenue, excluding trucking fuel surcharge ²	$1,085,412	$1,264,585	$4,395,332	$4,809,668
Trucking fuel surcharge ²	111,398	130,055	448,618	534,398
Total revenue	1,196,810	1,394,640	4,843,950	5,344,066
Operating expenses:
Salaries, wages, and benefits	354,373	380,874	1,474,073	1,495,126
Fuel	144,676	151,380	583,123	621,997
Operations and maintenance	74,877	79,967	322,188	340,627
Insurance and claims	48,612	50,387	194,336	215,362
Operating taxes and licenses	24,148	22,971	88,481	90,778
Communications	4,564	5,128	19,520	20,911
Depreciation and amortization of property and equipment	109,323	100,186	420,082	387,505
Amortization of intangibles	10,732	10,693	42,876	42,584
Rental expense	25,592	37,022	122,738	177,406
Purchased transportation	254,010	328,970	1,035,969	1,318,303
Impairments	1,304	2,798	3,486	2,798
Miscellaneous operating expenses	45,006	17,487	109,640	61,626
Total operating expenses	1,097,217	1,187,863	4,416,512	4,775,023
Operating income	99,593	206,777	427,438	569,043
Other (expenses) income:
Interest income	834	1,009	3,834	3,200
Interest expense	(7,139)	(8,746)	(29,433)	(30,170)
Other (expenses) income, net	(438)	3,478	12,137	9,965
Total other (expenses) income, net	(6,743)	(4,259)	(13,462)	(17,005)
Income before income taxes	92,850	202,518	413,976	552,038
Income tax expense	25,275	50,573	103,798	131,389
Net income	67,575	151,945	310,178	420,649
Net income attributable to noncontrolling interest	(131)	(249)	(972)	(1,385)
Net income attributable to Knight-Swift	$67,444	$151,696	$309,206	$419,264

Earnings per share:
Basic	$0.40	$0.87	$1.80	$2.37
Diluted	$0.39	$0.86	$1.80	$2.36

Dividends declared per share:	$0.06	$0.06	$0.24	$0.24

Weighted average shares outstanding:
Basic	170,645	174,646	171,541	177,018
Diluted	171,387	175,617	172,142	177,999

1
The reported results do not include the results of operations of Abilene and its subsidiaries on and prior to its acquisition by Knight on March 16, 2018 in accordance with the accounting treatment applicable to the transaction.

2
Beginning in the second quarter of 2019, the Company presents fuel surcharge revenue generated within only its Trucking segment within "Trucking fuel surcharge" in the Condensed Consolidated Statements of Comprehensive Income. Fuel surcharge revenue generated within the remaining segments is included in "Revenue, excluding trucking fuel surcharge." Prior period amounts have been reclassified to align with the current period presentation.

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Condensed Consolidated Balance Sheets (Unaudited)

	December 31, 2019	December 31, 2018
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$159,722	$82,486
Cash and cash equivalents – restricted	41,331	46,888
Restricted investments, held-to-maturity, amortized cost	8,912	17,413
Trade receivables, net of allowance for doubtful accounts of $18,178 and $16,355, respectively ¹	518,547	601,228
Contract balance – revenue in transit ¹	12,696	15,602
Prepaid expenses	62,160	67,011
Assets held for sale	41,786	39,955
Income tax receivable	17,026	6,943
Other current assets	27,848	29,706
Total current assets	890,028	907,232
Property and equipment, net	2,850,720	2,612,837
Operating lease right-of-use assets ²	169,425	—
Goodwill	2,918,992	2,919,176
Intangible assets, net	1,379,459	1,420,919
Other long-term assets	73,108	51,721
Total assets	$8,281,732	$7,911,885

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$99,194	$117,883
Accrued payroll and purchased transportation	110,065	126,464
Accrued liabilities	175,222	151,500
Claims accruals – current portion	150,805	160,044
Finance lease liabilities and long-term debt – current portion ² ³	377,651	58,672
Operating lease liabilities – current portion ²	80,101	—
Total current liabilities	993,038	614,563
Revolving line of credit	279,000	195,000
Long-term debt – less current portion ³	—	364,590
Finance lease liabilities – less current portion ²	57,383	71,248
Operating lease liabilities – less current portion ²	96,160	—
Accounts receivable securitization	204,762	239,606
Claims accruals – less current portion	196,912	201,327
Deferred tax liabilities	771,719	739,538
Other long-term liabilities	14,455	23,294
Total liabilities	2,613,429	2,449,166
Stockholders’ equity:
Common stock	1,707	1,728
Additional paid-in capital	4,269,043	4,242,369
Retained earnings	1,395,465	1,216,852
Total Knight-Swift stockholders' equity	5,666,215	5,460,949
Noncontrolling interest	2,088	1,770
Total stockholders’ equity	5,668,303	5,462,719
Total liabilities and stockholders’ equity	$8,281,732	$7,911,885

1
Beginning in the second quarter of 2019, the Company presents "Contract balance – revenue in transit" as a separate line item on the Condensed Consolidated Balance Sheets. Prior period amounts have been reclassified out of "Trade receivables" to align with the current period presentation.

2
During the first quarter of 2019, the Company adopted Accounting Standards Codification Topic 842, Leases, which was established by the Financial Accounting Standards Board in February 2016 through Accounting Standards Update 2016-02, as subsequently amended. The new standard requires lessees to recognize right-of-use assets and corresponding lease liabilities arising from operating leases on the balance sheet. Further, right-of-use assets are adjusted for differences in fair value identified from business combinations. Capital leases will continue to be recognized on the balance sheet, but are now referred to as "finance" leases, as required by the new standard.

3	The Term Loan is due October 2, 2020. The Company intends to refinance prior to the due date.

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Segment Operating Statistics (Unaudited) [1]

	Quarter-to-Date December 31,				Year-to-Date December 31,
	2019	2018 (recast)	Change		2019	2018 (recast)	Change
Trucking
Average revenue per tractor ²	$46,078	$51,516	(10.6%)		$185,628	$196,064	(5.3%)
Non-paid empty miles percentage	12.7%	13.5%	(80	bps)	12.8%	12.8%	—
Average length of haul (miles)	432	427	1.2%		430	421	2.1%
Miles per tractor	22,776	24,065	(5.4%)		92,363	98,448	(6.2%)
Average tractors	18,695	18,828	(0.7%)		18,877	19,155	(1.5%)
Average trailers	57,857	58,863	(1.7%)		58,315	61,723	(5.5%)

Logistics
Revenue per load – Brokerage only ³	$1,429	$1,570	(9.0%)		$1,425	$1,578	(9.7%)
Gross margin – Brokerage only	15.5%	18.3%	(280	bps)	15.9%	15.8%	10	bps

Intermodal
Average revenue per load ³	$2,416	$2,690	(10.2%)		$2,426	$2,438	(0.5%)
Load count	46,287	51,113	(9.4%)		187,131	204,103	(8.3%)
Average tractors	605	714	(15.3%)		643	640	0.5%
Average containers	9,858	9,706	1.6%		9,862	9,330	5.7%

1
The reported results do not include the results of operations of Abilene and its subsidiaries on and prior to its acquisition by Knight on March 16, 2018, in accordance with the accounting treatment applicable to the transaction.

2	Computed with revenue, excluding fuel surcharge and intersegment transactions

3	Computed with revenue, excluding intersegment transactions

Non-GAAP Financial Measures and Reconciliations
The terms "Adjusted Net Income Attributable to Knight-Swift," "Adjusted Operating Income," "Adjusted EPS," "Adjusted Operating Ratio," and "Free Cash Flow," as we define them, are not presented in accordance with GAAP. These financial measures supplement our GAAP results in evaluating certain aspects of our business. We believe that using these measures improves comparability in analyzing our performance because they remove the impact of items from our operating results that, in our opinion, do not reflect our core operating performance. Management and the board of directors focus on Adjusted Net Income Attributable to Knight-Swift, Adjusted EPS, Adjusted Operating Income, and Adjusted Operating Ratio as key measures of our performance, all of which are reconciled to the most comparable GAAP financial measures and further discussed below. Management and the board of directors use Free Cash Flow as a key measure of our liquidity, which is defined under "Liquidity and Capitalization" above. Free Cash Flow does not represent residual cash flow available for discretionary expenditures. We believe our presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts the same information that we use internally for purposes of assessing our core operating performance.
Adjusted Net Income Attributable to Knight-Swift, Adjusted Operating Income, Adjusted EPS, Adjusted Operating Ratio, and Free Cash Flow are not substitutes for their comparable GAAP financial measures, such as net income, cash flows from operating activities, operating margin, or other measures prescribed by GAAP. There are limitations to using non-GAAP financial measures. Although we believe that they improve comparability in analyzing our period to period performance, they could limit comparability to other companies in our industry if those companies define these measures differently. Because of these limitations, our non-GAAP financial measures should not be considered measures of income generated by our business or discretionary cash available to us to invest in the growth of our business. Management compensates for these limitations by primarily relying on GAAP results and using non-GAAP financial measures on a supplemental basis.

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Non-GAAP Reconciliation (Unaudited):
Adjusted Operating Income and Adjusted Operating Ratio 1 2

	Quarter-to-Date December 31,		Year-to-Date December 31,
	2019	2018 (recast)	2019	2018 (recast)
GAAP Presentation	(Dollars in thousands)
Total revenue	$1,196,810	$1,394,640	$4,843,950	$5,344,066
Total operating expenses	(1,097,217)	(1,187,863)	(4,416,512)	(4,775,023)
Operating income	$99,593	$206,777	$427,438	$569,043
Operating ratio	91.7%	85.2%	91.2%	89.4%

Non-GAAP Presentation
Total revenue	$1,196,810	$1,394,640	$4,843,950	$5,344,066
Trucking fuel surcharge	(111,398)	(130,055)	(448,618)	(534,398)
Revenue, excluding trucking fuel surcharge	1,085,412	1,264,585	4,395,332	4,809,668

Total operating expenses	1,097,217	1,187,863	4,416,512	4,775,023
Adjusted for:
Trucking fuel surcharge	(111,398)	(130,055)	(448,618)	(534,398)
Amortization of intangibles ³	(10,732)	(10,693)	(42,876)	(42,584)
Impairments [4]	(1,304)	(2,798)	(3,486)	(2,798)
Legal accruals [5]	(20,340)	(1,000)	(35,840)	(1,000)
Severance expense [6]	—	(390)	—	(1,958)
Adjusted Operating Expenses	953,443	1,042,927	3,885,692	4,192,285
Adjusted Operating Income	$131,969	$221,658	$509,640	$617,383
Adjusted Operating Ratio	87.8%	82.5%	88.4%	87.2%

1	Pursuant to the requirements of Regulation G, this table reconciles consolidated GAAP operating ratio to consolidated non-GAAP Adjusted Operating Ratio.

2
The reported results do not include the results of operations of Abilene and its subsidiaries on and prior to its acquisition by Knight on March 16, 2018 in accordance with the accounting treatment applicable to the transaction.

3	"Amortization of intangibles" reflects the non-cash amortization expense relating to intangible assets identified in the 2017 Merger, Abilene Acquisition, and other acquisitions.

4
We incurred $1.3 million of impairment charges in the fourth quarter of 2019, which were associated with certain revenue equipment technology, warehousing equipment no longer in use, and certain Swift legacy trailer models as a result of a softer used equipment market. The impairments were recorded across various segments, depending on the nature of the impairment. In addition to these fourth quarter 2019 impairment charges, full-year 2019 includes $2.2 million of impaired leasehold improvements from an early termination of a lease of one of our operating properties. During the fourth quarter of 2018, the Company incurred impairment charges related to the Company airplane of $2.2 million and incurred impairment charges related to replaced software systems of $0.6 million.

5
"Legal accruals" in the fourth quarter of 2019 include additional legal costs within the non-reportable segments, reflecting revised estimates for various pre-2017 Merger legal matters which were previously disclosed by Swift. During the fourth quarter of 2018 we incurred expenses related to certain class action action lawsuits involving employment-related claims. The amounts are included in "Miscellaneous operating expenses" in the condensed consolidated statements of comprehensive income.

6	Severance expenses were incurred during the third and fourth quarters of 2018 in relation to certain organizational changes at Swift.

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Non-GAAP Reconciliation (Unaudited):
Adjusted Net Income Attributable to Knight-Swift and Adjusted EPS 1 2

	Quarter-to-Date December 31,		Year-to-Date December 31,
	2019	2018	2019	2018
	(Dollars In thousands)
GAAP: Net income attributable to Knight-Swift	$67,444	$151,696	$309,206	$419,264
Adjusted for:
Income tax expense attributable to Knight-Swift	25,275	50,573	103,798	131,389
Income before income taxes attributable to Knight-Swift	92,719	202,269	413,004	550,653
Amortization of intangibles ³	10,732	10,693	42,876	42,584
Impairments [4]	1,304	2,798	3,486	2,798
Legal accruals [5]	20,340	1,000	35,840	1,000
Severance expense [6]	—	390	—	1,958
Adjusted income before income taxes	125,095	217,150	495,206	598,993
Provision for income tax expense at effective rate [7]	(31,623)	(54,294)	(122,124)	(142,923)
Non-GAAP: Adjusted Net Income Attributable to Knight-Swift	$93,472	$162,856	$373,082	$456,070

Note: Because the numbers reflected in the table below are calculated on a per share basis, they may not foot due to rounding.

	Quarter-to-Date December 31,		Year-to-Date December 31,
	2019	2018	2019	2018
GAAP: Earnings per diluted share	$0.39	$0.86	$1.80	$2.36
Adjusted for:
Income tax expense attributable to Knight-Swift	0.15	0.29	0.60	0.74
Income before income taxes attributable to Knight-Swift	0.54	1.15	2.40	3.09
Amortization of intangibles ³	0.06	0.06	0.25	0.24
Impairments [4]	0.01	0.02	0.02	0.02
Legal accruals [5]	0.12	0.01	0.21	0.01
Severance expense [6]	—	—	—	0.01
Adjusted income before income taxes	0.73	1.24	2.88	3.37
Provision for income tax expense at effective rate [7]	(0.18)	(0.31)	(0.71)	(0.80)
Non-GAAP: Adjusted EPS	$0.55	$0.93	$2.17	$2.56

1
Pursuant to the requirements of Regulation G, these tables reconcile consolidated GAAP net income attributable to Knight-Swift to non-GAAP consolidated Adjusted Net Income Attributable to Knight-Swift and consolidated GAAP diluted earnings per share to non-GAAP consolidated Adjusted EPS.

2	Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 2.

3	Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 3.

4	Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 4.

5	Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 5.

6	Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 6.

7
An effective tax rate of 25.3% was applied in our fourth quarter 2019 Adjusted EPS calculation to normalize permanent differences pertaining to a Value Added Tax ("VAT") adjustment within Swift's Mexico operations. The adjustment was the result of regulatory changes in Mexico and pertains to pre-2017 Merger VAT receivables from 2016 and prior years that have been deemed unrecoverable as of December 31, 2019.

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Non-GAAP Reconciliation (Unaudited):
Segment Adjusted Operating Income and Adjusted Operating Ratio ¹ ²

	Quarter-to-Date December 31,		Year-to-Date December 31,
Trucking Segment	2019	2018 (recast)	2019	2018 (recast)
GAAP Presentation	(Dollars in thousands)
Total revenue	$972,826	$1,100,080	$3,952,866	$4,290,254
Total operating expenses	(854,433)	(916,762)	(3,484,117)	(3,739,436)
Operating income	$118,393	$183,318	$468,749	$550,818
Operating ratio	87.8%	83.3%	88.1%	87.2%
Non-GAAP Presentation
Total revenue	$972,826	$1,100,080	$3,952,866	$4,290,254
Fuel surcharge	(111,398)	(130,055)	(448,618)	(534,398)
Intersegment transactions	—	(83)	(157)	(242)
Revenue, excluding fuel surcharge and intersegment transactions	861,428	969,942	3,504,091	3,755,614

Total operating expenses	854,433	916,762	3,484,117	3,739,436
Adjusted for:
Fuel surcharge	(111,398)	(130,055)	(448,618)	(534,398)
Intersegment transactions	—	(83)	(157)	(242)
Amortization of intangibles ³	(324)	(349)	(1,371)	(1,209)
Impairments [4]	(235)	(1,640)	(2,417)	(1,640)
Adjusted Operating Expenses	742,476	784,635	3,031,554	3,201,947
Adjusted Operating Income	$118,952	$185,307	$472,537	$553,667
Adjusted Operating Ratio	86.2%	80.9%	86.5%	85.3%

1	Pursuant to the requirements of Regulation G, this table reconciles consolidated GAAP operating ratio to consolidated non-GAAP Adjusted Operating Ratio.

2	Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 2.

3	"Amortization of intangibles" reflects the non-cash amortization expense relating to intangible assets identified in the Abilene Acquisition and historical Knight acquisitions.

4
Impairment charges incurred in the fourth quarter of 2019 were associated with certain revenue equipment technology. In addition to these fourth quarter 2019 impairment charges, full-year 2019 includes $2.2 million of impaired leasehold improvements from an early termination of a lease of one of our operating properties. Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 2 for a description of fourth quarter 2018 impairment charges of which the Trucking segment incurred a ratable share.

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Non-GAAP Reconciliation (Unaudited):
Segment Adjusted Operating Income and Adjusted Operating Ratio — Continued ¹ ²

	Quarter-to-Date December 31,		Year-to-Date December 31,
Logistics Segment	2019	2018 (recast)	2019	2018 (recast)
GAAP Presentation	(Dollars in thousands)
Total revenue	$94,894	$134,280	$352,988	$436,044
Total operating expenses	(89,021)	(121,014)	(331,119)	(404,053)
Operating income	$5,873	$13,266	$21,869	$31,991
Operating ratio	93.8%	90.1%	93.8%	92.7%
Non-GAAP Presentation
Total revenue	$94,894	$134,280	$352,988	$436,044
Intersegment transactions	(2,137)	(1,459)	(9,105)	(9,374)
Revenue, excluding intersegment transactions	92,757	132,821	343,883	426,670

Total operating expenses	89,021	121,014	331,119	404,053
Adjusted for:
Intersegment transactions	(2,137)	(1,459)	(9,105)	(9,374)
Impairments ³	(621)	(794)	(621)	(794)
Adjusted Operating Expenses	86,263	118,761	321,393	393,885
Adjusted Operating Income	$6,494	$14,060	$22,490	$32,785
Adjusted Operating Ratio	93.0%	89.4%	93.5%	92.3%

	Quarter-to-Date December 31,		Year-to-Date December 31,
Intermodal Segment	2019	2018 (recast)	2019	2018 (recast)
GAAP Presentation	(Dollars in thousands)
Total revenue	$111,967	$138,138	$455,466	$498,821
Total operating expenses	(111,367)	(124,982)	(450,965)	(467,549)
Operating income	$600	$13,156	$4,501	$31,272
Operating ratio	99.5%	90.5%	99.0%	93.7%
Non-GAAP Presentation
Total revenue	$111,967	$138,138	$455,466	$498,821
Intersegment transactions	(151)	(666)	(1,488)	(1,223)
Revenue, excluding intersegment transactions	111,816	137,472	453,978	497,598

Total operating expenses	111,367	124,982	450,965	467,549
Adjusted for:
Intersegment transactions	(151)	(666)	(1,488)	(1,223)
Impairments ³	—	(45)	—	(45)
Adjusted Operating Expenses	111,216	124,271	449,477	466,281
Adjusted Operating Income	$600	$13,201	$4,501	$31,317
Adjusted Operating Ratio	99.5%	90.4%	99.0%	93.7%

1	Pursuant to the requirements of Regulation G, this table reconciles consolidated GAAP operating ratio to consolidated non-GAAP Adjusted Operating Ratio.

2	Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 2.

3
During the fourth quarter of 2019, we incurred impairment charges within the Logistics segment, which were associated with certain revenue equipment technology and warehousing equipment no longer in use. Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 4 for a description of fourth quarter 2018 impairment charges of which the Logistics and Intermodal segments each incurred a ratable share.

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